CENTENNIAL COMMUNICATIONS CORP.
3349 Route 138
Wall, New Jersey 07719

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On September 28, 2006

The 2006 Annual Meeting of Stockholders of Centennial Communications Corp. (the “Company” or “Centennial”) will be held at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, NY 10022, on Thursday, September 28, 2006, at 11:00 a.m., local time. The purposes of the meeting are:

1.	To elect nine directors to serve until the next Annual Meeting of Stockholders and thereafter until their successors are elected and qualified.

2.	To approve an amendment to the Company’s 1999 Stock Option and Restricted Stock Purchase Plan to increase the number of shares issuable thereunder by 3,000,000 shares.

3.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending May 31, 2007.

4.	To transact such other business as may properly come before the meeting.

We cordially invite all stockholders to attend. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy. The Board of Directors has set August 15, 2006 as the record date for the Annual Meeting. This means that owners of common stock at the close of business on that date are entitled to receive notice of and vote at the Annual Meeting.

We enclose with this Notice the Company’s Proxy Statement for the Annual Meeting and the Company’s 2006 Annual Report to Stockholders.

By Order of the Board of Directors

Tony L. Wolk
Senior Vice President, General Counsel and Secretary

August 25, 2006

Whether or not you expect to attend the Annual Meeting, please read the accompanying Proxy Statement and promptly complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no postage if mailed within the United States, or vote by phone or via the Internet. The proxy, or any vote by phone or the Internet, is revocable by you at any time prior to its use at the Annual Meeting. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy card should be signed and returned, or voted by phone or the Internet, to assure that all your shares will be voted at the Annual Meeting.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PRINCIPAL STOCKHOLDERS OF THE COMPANY
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2006 AND FISCAL YEAR-END 2006 OPTION/SAR VALUES
Performance Graph
AMENDMENT TO THE CENTENNIAL COMMUNICATIONS 1999 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
RATIFICATION OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS
CENTENNIAL COMMUNICATIONS CORP. AUDIT COMMITTEE CHARTER
CENTENNIAL COMMUNICATIONS CORP. AND ITS SUBSIDIARIES 1999 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

CENTENNIAL COMMUNICATIONS CORP.
3349 Route 138
Wall, New Jersey 07719

PROXY STATEMENT

General

The Board of Directors of Centennial Communications Corp. (“Centennial,” the “Company,” “we” or “us”) is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at our 2006 Annual Meeting of Stockholders to be held at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, NY 10022, on Thursday, September 28, 2006 at 11:00 a.m., local time, and at any adjournment or adjournments of the Annual Meeting. This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about August 28, 2006.

At the Annual Meeting, stockholders of the Company will be asked to:

1.	elect nine directors to serve until the next Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

2.	approve an amendment to the Company’s 1999 Stock Option and Restricted Stock Purchase Plan to increase the number of shares issuable thereunder by 3,000,000 shares; and

3.	ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending May 31, 2007.

Stockholders may also consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The close of business on August 15, 2006 has been selected as the record date for determining the holders of outstanding shares of our common stock entitled to receive notice of and vote at the Annual Meeting. On August 1, 2006, there were 105,283,751 shares of common stock outstanding. Holders of common stock are entitled to one vote per share. All shares of common stock will vote together as one class on all questions that come before the Annual Meeting.

Quorum and Vote Required

To carry on the business of the Annual Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be present at the Annual Meeting, either by proxy or in person. Shares of common stock represented by a properly signed and returned proxy are considered present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes are counted as present at the Annual Meeting for determining whether we have a quorum. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

Directors will be elected by a plurality vote of the combined voting power of all shares of common stock present in person or by proxy and voting at the Annual Meeting. Accordingly, votes “withheld” from director-nominee(s) will not count against the election of such nominee(s).

Approval of the other proposals described in this Proxy Statement, or any other matter that may come before the Annual Meeting, will be determined by the vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and voting on such matters. Abstentions and broker non-votes as to particular matters will not count as votes cast for or against such matters and will not be included in calculating the number of votes necessary for approval of such matters.

Viewing Materials over the Internet

You can elect to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record you can choose this option and save us the cost of producing and mailing these documents. To do so, please mark the designated box on the proxy card or follow the instructions if you vote by telephone or over the Internet. If you own common shares through a bank, broker or other holder of record, the holder of record may send you instructions on how to view future Proxy Statements and Annual Reports over the Internet. If you have not received these instructions and you would like to view these materials over the Internet, please contact the holder of record. If you choose to view the materials online, next year you will receive a proxy card or voting instructions with the Internet address where you can find the materials. Please be aware that you may have to pay for certain costs in connection with online viewing, such as Internet access and telephone charges. Your election to view our Proxy Statements and Annual Reports over the Internet will save the cost of producing and mailing these documents.

How to Vote

Your vote is important. We encourage you to vote promptly, which may save us the expense of a second mailing. You may vote in one of the following ways:

By Telephone.  If you are located in the U.S., you can vote your shares by calling the toll-free telephone number on your proxy card. You may vote by telephone 24 hours a day through 11:59 p.m., Eastern time, on Wednesday, September 27, 2006. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card. If you are an owner in street name, please follow the instructions that accompany your proxy materials.

Over the Internet.  You can also vote your shares over the Internet. Your proxy card indicates the web site you may access for Internet voting. You may vote over the Internet 24 hours a day through 11:59 p.m., Eastern time, on Wednesday, September 27, 2006. As with telephone voting, you will be able to confirm that the system has properly recorded your vote. If you are an owner in street name, please follow the instructions that accompany your proxy materials. You may incur costs such as telephone and Internet access charges if you vote over the Internet.

By Mail.  If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

At the Annual Meeting.  The way you vote your shares now will not limit your right to change your vote at the Annual Meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as our Board of Directors recommends, namely (1) FOR the election of the nine persons named under “Election of Directors,” (2) FOR the approval of the amendment to the Company’s 1999 Stock Option and Restricted Stock Purchase Plan to increase the shares issuable thereunder by 3,000,000 shares, and (3) FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending May 31, 2007. The Board of Directors does not anticipate that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named in the proxy will have discretion, to the extent allowed by Delaware law, to vote in accordance with their own judgment on such matters.

Revocation of Proxies.  You can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our General Counsel, Tony L. Wolk, at Centennial Communications Corp., 3349 Route 138, Wall, New Jersey 07719, (2) submit a later-dated proxy (or voting instructions if you hold shares in street name), (3) provide subsequent telephone or Internet voting instructions or (4) vote in person at the Annual Meeting.

Cost of Solicitation

We will pay all costs of soliciting the enclosed proxies. In addition to solicitation by mail, our officers and regular employees may solicit proxies by telephone or facsimile or in person. We also will request persons who hold shares in their names for others to forward copies of this proxy soliciting material to them and to request authority to execute proxies in the accompanying form, and we will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

The table below contains information regarding the beneficial ownership of our common stock as of August 1, 2006 by each stockholder who owns beneficially 5% or more of our common stock.

As used throughout this Proxy Statement, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date. The number of shares beneficially owned by each stockholder is determined according to the rules of the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose Under current rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the “beneficial owners” of the same shares.

Unless otherwise noted in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned. The percentage ownership of each stockholder is calculated based on 105,283,751 shares of common stock outstanding on August 1, 2006.

	Number of Shares	Percent of
Name and Address of Beneficial Owner	Beneficially Owned	Class

Welsh, Carson, Anderson & Stowe VIII, L.P.(1)	51,262,086	48.7%
WCAS Capital Partners III, L.P.(1)	4,879,521	4.6%
The Blackstone Group Investors(2)	25,172,043	23.9%
Thomas E. McInerney(3)	56,141,607	53.3%
Anthony J. de Nicola(4)	55,936,938	53.1%
James R. Matthews(5)	55,936,938	53.1%
Robert D. Reid(6)	25,172,043	23.9%

(1)	The address for Welsh, Carson, Anderson & Stowe VIII, L.P. and WCAS Capital Partners III, L.P. is 320 Park Avenue, Suite 2500, New York, New York 10022. Certain of the shares reflected as owned by Welsh, Carson, Anderson & Stowe VIII, L.P. are owned beneficially and of record by Welsh, Carson, Anderson & Stowe VII, L.P. (5,833,053) and WCAS Information Partners, L.P. (204,669), limited partnerships affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. An aggregate of 2,102,364 shares included as beneficially owned by Welsh, Carson, Anderson & Stowe VIII, L.P. are owned beneficially and of record by individuals who are managing members of the limited liability company that serves as its sole general partner, including Messrs. McInerney, de Nicola and Matthews, and individuals employed by its investment advisor. Messrs. McInerney, de Nicola and Matthews may be deemed to share beneficial ownership of the shares owned by Welsh, Carson, Anderson & Stowe VIII, L.P., and disclaim beneficial ownership of such shares except to the extent owned of record by them.

(2)	The shares beneficially owned by The Blackstone Group Investors are owned by Blackstone CCC Capital Partners L.P. (20,026,470), Blackstone CCC Offshore Capital Partners L.P. (3,635,247) and Blackstone Family Investment Partnership III L.P. (1,510,326). Blackstone Management Associates III L.L.C. (“BMA”) is the general partner of each of these partnerships, and Messrs. Peter G. Peterson and Stephen A. Schwarzman, as the founding members of BMA, may be deemed to share, together with BMA, beneficial ownership of such shares. Each of Mr. Robert D. Reid and Mr. Scott N. Schneider, who serves as a director of Centennial, is a principal and an advisor, respectively, of The Blackstone Group and disclaims any beneficial ownership of shares of our common stock. The address of The Blackstone Group Investors, BMA and Messrs. Peterson and Schwarzman is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154. Messrs. Peterson and Schwarzman, each of whom is a partner of BMA, disclaim beneficial ownership of such shares.

(3)	Mr. McInerney, a director and Chairman of the Board of Directors of Centennial, owns of record 465,984 shares of common stock. Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Information Partners, L.P., WCAS Capital Partners III, L.P. and individuals who are managing members of the limited liability company that serves as Welsh, Carson, Anderson & Stowe VIII, L.P.’s general partner, affiliates of Mr. McInerney, own the remaining shares of common stock reflected as beneficially owned by Mr. McInerney. Mr. McInerney disclaims beneficial ownership of such shares except to the extent owned of record by him.

(4)	Mr. de Nicola, a director of Centennial, beneficially owns 40,932 shares of common stock that are owned of record by a family partnership. Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Capital Partners III, L.P. and individuals who are managing members of the limited liability company that serves as Welsh, Carson, Anderson & Stowe VIII, L.P.’s general partner, affiliates of Mr. de Nicola, own the remaining shares of common stock reflected as beneficially owned by Mr. de Nicola. Mr. de Nicola disclaims beneficial ownership of such shares except to the extent owned of record by him.

(5)	Mr. Matthews, a director of Centennial, does not own of record any shares of common stock. Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Capital Partners III, L.P. and individuals who are managing members of the limited liability company that serves as Welsh, Carson, Anderson & Stowe VIII L.P.’s general partner, affiliates of Mr. Matthews, own the shares of common stock reflected as beneficially owned by Mr. Matthews. Mr. Matthews disclaims beneficial ownership of such shares.

(6)	Mr. Reid, a director of Centennial, does not own of record any shares of common stock. Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Partners L.P. and Blackstone Family Investment Partnership III L.P., entities which Mr. Reid is affiliated with, own all of the shares of common stock reflected as beneficially owned by him. Mr. Reid disclaims beneficial ownership of such shares.

Certain of our principal stockholders are parties to a stockholders agreement that is described in detail under “Certain Relationships and Related Transactions” below.

Proposal 1

ELECTION OF DIRECTORS

Nine persons have been nominated for election as directors to serve until the 2007 Annual Meeting of Stockholders and until their successors are elected and qualified. All of the nominees are currently directors.

The Board of Directors recommends a vote FOR each of the below-named nominees.

Under the amended and restated stockholders agreement described in detail under “Certain Relationships and Related Transactions,” our principal stockholders have agreed to establish and maintain a Board of Directors consisting of nine members. The parties entered into the amended and restated stockholders agreement in connection with the January 1999 merger in which these stockholders acquired a controlling ownership interest (then 92.9%) in the Company. Pursuant to the amended and restated stockholders agreement as currently in effect, our principal stockholders have agreed to vote for the election of our directors as described below:

•	So long as the Welsh Carson investors own not less than 25% of the common stock (as adjusted for stock splits) owned by them on January 20, 1999, they can elect three directors. Currently Thomas E. McInerney, Anthony J. de Nicola and James R. Matthews serve as the Welsh Carson investors’ board representatives. The chairman of our Board of Directors, who is currently Thomas E. McInerney, is selected by the Welsh Carson investors.

•	So long as the Blackstone investors own not less than 25% of the common stock (as adjusted for stock splits) owned by them on January 20, 1999, they can elect two directors. Currently Robert D. Reid and Scott N. Schneider serve as the Blackstone investors’ board representatives.

•	Our Chief Executive Officer, who is currently Michael J. Small, will serve on our Board of Directors.

•	Up to three additional directors are elected by all of the stockholders, including our principal stockholders. These outside directors must be qualified as independent directors under the rules applicable to any company whose securities are traded on the Nasdaq Global Select Market and cannot be an employee or officer of Centennial (or any of our subsidiaries) or any of our stockholders who are party to the amended and restated stockholders agreement (or their respective stockholders, members or partners).

For more information about the amended and restated stockholders agreement, see “Certain Relationships and Related Transactions — Stockholders Agreement.”

The parties to the amended and restated stockholders agreement will vote for the election of the nominees named below unless, by reason of death or other unexpected occurrence, one or more of such nominees is not available for election. If a nominee is unavailable to serve, the parties to the stockholders agreement, and in the absence of instructions to the contrary the proxy holders named in the accompanying proxy, will vote for a substitute nominee or nominees designated by the Board of Directors or the respective party to the stockholders agreement, or, if no substitute nominee or nominees are so designated, the membership of the Board of Directors will be reduced. The Board of Directors has no reason to believe that any of the nominees listed below will not be available to serve.

The following table sets forth certain information concerning the nominees for director and their ownership of common stock as of August 1, 2006.

Nominee, Age, Year	Principal Occupation, Other Business	Number of Shares		Percent
First Became Director	Experience and Other Directorships	Beneficially Owned		of Class

Thomas E. McInerney(1) Age: 64 Director since January 7, 1999	Mr. McInerney is currently a director and the Chairman of the Board of Directors of the Company. He joined Welsh Carson in 1986 and is a managing member or general partner of the respective sole general partners of Welsh Carson and other associated investment partnerships. He is a director of Savvis, Inc., along with Mr. Pellow and he is also a director of ITC DeltaCom Inc. and several private companies. Mr. McInerney is also a member of the Board of Trustees of St. John’s University.	56,141,607	(2)	53.3%

Anthony J. de Nicola(1) Age: 42 Director since January 7, 1999	Mr. de Nicola is currently a director of the Company. He joined Welsh Carson in 1994 and is a managing member or general partner of the respective sole general partners of Welsh Carson and other associated investment partnerships. Previously, he worked for William Blair & Co. for four years in the merchant banking area. He is a director of Windstream Communications, R.H Donnelley, Inc., ITC DeltaCom Inc. and several private companies.	55,936,938	(3)	53.1%

James R. Matthews Age: 39 Director since July 24, 2001	Mr. Matthews is currently a director of the Company. He joined Welsh Carson in 2000 and is a managing member or general partner of the respective sole general partners of Welsh Carson and other associated investment partnerships. Previously, he was a General Partner at J.H. Whitney & Co., a private equity firm where he worked for six years. He is a director of several private companies.	55,936,938	(4)	53.1%

Nominee, Age, Year	Principal Occupation, Other Business	Number of Shares		Percent
First Became Director	Experience and Other Directorships	Beneficially Owned		of Class

James P. Pellow(5) Age: 44 Director since September 10, 2003	Mr. Pellow is currently a director of the Company. He has served as the Executive Vice President and Chief Operating Officer of St. John’s University since 1999. Mr. Pellow has served at St. John’s University in various capacities since 1991. Prior to 1991, Mr. Pellow worked at the accounting firm of Coopers & Lybrand and at Chapdelaine & Co., a New York City municipal bond brokerage firm. He, along with Mr. McInerney, is also a director of Savvis, Inc.	33,032	(6)	*

Raymond A. Ranelli(5) Age: 58 Director since September 7, 2004	Mr. Ranelli is currently a director of the Company. Mr. Ranelli retired from PricewaterhouseCoopers in 2003 where he was a partner for over 25 years. Mr. Ranelli held several positions at PricewaterhouseCoopers including Vice Chairman and Global Leader of the Financial Advisory Services practice. Mr. Ranelli is also a director of Hawaiian Telecom Communications, Inc., Ameripath Inc. and United Components, Inc.	26,319	(7)	*

Robert D. Reid(1) Age: 33 Director since February 19, 2004	Mr. Reid is currently a director of the Company. He also served as a director of Centennial from March 2001 to July 2001. He is a Principal of The Blackstone Group, L.P. and has been with The Blackstone Group since 1998. Mr. Reid is also a director of Extended Stay America.	25,172,043	(8)	23.9%

Nominee, Age, Year	Principal Occupation, Other Business	Number of Shares		Percent
First Became Director	Experience and Other Directorships	Beneficially Owned		of Class

Scott N. Schneider Age: 48 Director since January 27, 2005	Mr. Schneider is currently a director of the Company. He was previously President and Chief Operating Officer of Citizens Communications Company from 2002 to 2004 and has held various executive positions at Citizens since 2000. Prior to joining Citizens, Mr. Schneider was Chief Financial Officer and a member of the Board of Directors of Century Communications, where he worked from 1991 to 1999. Mr. Schneider also served as Chief Financial Officer, Senior Vice President and Treasurer and a member of the Board of Directors of Centennial from 1991 to 1999.	26,904	(9)	*

Michael J. Small Age: 48 Director since January 7, 1999	Mr. Small is currently a director of the Company. He has served as Chief Executive Officer and a director of Centennial since January 1999. Prior to joining Centennial, Mr. Small served as Executive Vice President and Chief Financial Officer of 360[o] Communications Company (now a subsidiary of ALLTEL Corporation) from 1995 to 1998. Prior to 1995, he served as President of Lynch Corporation, a diversified acquisition-oriented company with operations in telecommunications, manufacturing and transportation services.	2,154,342	(10)	2.0%

J. Stephen Vanderwoude(5) Age: 62 Director since October 20, 1999	Mr. Vanderwoude is currently a director of the Company. Since 1996, he has been Chairman and Chief Executive Officer of Madison River Telephone Company LLC, a company that acquires and operates rural telephone companies. Previously he was President, Chief Executive Officer and a director of Powerhouse Technologies, Inc., and a director of V-Band Corporation. He is currently a director of First Midwest Bancorp.	89,811	(11)	*

*	Less than 1%.

(1)	Member of the Compensation Committee.

(2)	See note (3) to the table under “Principal Stockholders of the Company.”

(3)	See note (4) to the table under “Principal Stockholders of the Company.”

(4)	See note (5) to the table under “Principal Stockholders of the Company.”

(5)	Member of the Audit Committee.

(6)	Consists of 2,000 shares that Mr. Pellow owns directly and 31,032 shares that Mr. Pellow has the right to acquire pursuant to stock option grants.

(7)	Consists of 26,319 shares that Mr. Ranelli has the right to acquire pursuant to stock option grants.

(8)	See note (6) to the table under “Principal Stockholders of the Company.”

(9)	Consists of 26,904 shares that Mr. Schneider has the right to acquire pursuant to stock option grants.

(10)	Consists of 163,928 shares that Mr. Small owns directly and 1,990,414 shares that Mr. Small has the right to acquire pursuant to stock option grants.

(11)	Consists of 35,000 shares that Mr. Vanderwoude owns directly and 54,811 shares that Mr. Vanderwoude has the right to acquire pursuant to stock option grants.

Board of Directors and Corporate Governance

General

Our Board of Directors oversees the activities of our management in the handling of the business and affairs of our company. As part of the Board’s oversight responsibility, it monitors developments in the area of corporate governance, including new SEC and Nasdaq requirements, and periodically reviews and amends, as appropriate, our governance policies and procedures.

In November 2003, the Nasdaq Stock Market, Inc. adopted Marketplace Rules with respect to certain corporate governance matters, including requirements for a board consisting of a majority of independent directors, executive sessions of independent directors and independent compensation and nominating committees, among others. Under such Marketplace Rules, a company of which more than 50% of the voting power is held by an individual, group or another company, referred to as a “controlled company,” is exempt from these requirements (other than the requirement for executive sessions of independent directors). We are a controlled company under the Nasdaq Marketplace Rules, because, as of August 1, 2006, the Welsh Carson investors held over 50% of the voting power of our stock. On this basis, we are relying on the exemption from the Nasdaq Marketplace Rules. Nevertheless, our Board of Directors has determined that each of the members of our Board of Directors, except Michael J. Small, our Chief Executive Officer, is independent, as defined under applicable Nasdaq rules. In making this determination, the Board considered relevant facts and circumstances, including the number of shares beneficially owned by each of the directors. Centennial’s independent directors meet in executive sessions throughout the year.

Board Attendance

The Board of Directors met fifteen times during the fiscal year ended May 31, 2006. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the committees of which said director was a member that were held during the period he was a director or member. All members of our Board of Directors attended our 2005 annual meeting of stockholders. We encourage our directors to attend the annual meeting of stockholders.

Nominations of Directors

We have not designated a nominating committee or other committee performing a similar function. Such matters, to the extent not dealt with in the amended and restated stockholders agreement, are discussed by our Board of Directors as a whole. Under the amended and restated stockholders agreement described in detail under “Certain Relationships and Related Transactions,” our principal stockholders have agreed to establish and maintain a Board of Directors consisting of nine members. The amended and restated stockholders agreement further provides that the principal stockholders will vote for the election as director of five persons designated by our principal stockholders, as well as our chief executive officer.

In selecting directors who are not designated in accordance with the amended and restated stockholders agreement, the Board will consider candidates that possess qualifications and expertise that will enhance the composition of the Board, including the considerations set forth below. The considerations set forth below are not meant as minimum qualifications, but rather as guidelines in weighing all of a candidate’s qualifications and expertise.

•	Candidates should be individuals of personal integrity and ethical character.

•	Candidates should have background, achievements, and experience that will enhance our Board. This may come from experience in areas important to our business, substantial accomplishments or prior or current associations with institutions noted for their excellence. Candidates should have demonstrated leadership ability, the intelligence and ability to make independent analytical inquiries and the ability to exercise sound business judgment.

•	Candidates should be free from conflicts that would impair their ability to discharge the fiduciary duties owed as a director to Centennial and its stockholders.

•	Candidates should have, and be prepared to devote, adequate time and energy to the Board and its committees to ensure the diligent performance of their duties, including by attending meetings of the Board and its committees.

•	Due consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds and experiences, as well as age, gender and ethnicity.

•	Consideration will also be given to the independence requirements and audit committee membership requirements of the Securities and Exchange Commission and Nasdaq Stock Market, as well as any other relevant legal and regulatory requirements.

We are of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board’s ability to work as a collective body, while giving us the benefit of the familiarity and insight into our affairs that our directors accumulate during their tenure. Accordingly, the process of the Board for identifying nominees for directors who are not designated in accordance with the amended and restated stockholders agreement will reflect our practice of generally re-nominating incumbent directors who continue to satisfy the Board’s criteria for membership on the Board, whom the Board believes continue to make important contributions and who consent to continue their service on the Board. If the Board determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and that there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Board’s view the incumbent should not be re-nominated, the Board will, absent special circumstances, generally propose the incumbent director for re-election.

If the incumbent directors are not nominated for re-election or if there is otherwise a vacancy on the Board, the Board will solicit recommendations for nominees from persons that the Board believes are likely to be familiar with qualified candidates, including from members of the Board and management. The Board may also determine to engage a professional search firm to assist in identifying qualified candidates. The Board will also consider candidates suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required by Centennial’s By-Laws. Each stockholder recommendation should include at a minimum the director candidate’s name, biographical information and qualifications, and the director candidate’s acknowledgement that such person is willing to be nominated for directorship and serve as director if elected. The Board will consider stockholder recommendations regarding potential nominees for next year’s annual stockholders meeting, consistent with the policy described above, if we receive such recommendations prior to the deadline for stockholder proposal submissions, set forth below in “Stockholder Proposals.” Stockholder nominations that comply with these procedures and that meet the criteria outlined above will receive the same consideration that other candidates receive.

Depending on its level of familiarity with the candidates, the Board may choose to interview certain of such candidates that it believes may possess qualifications and expertise required for membership on the Board. It may also gather such other information it deems appropriate to develop a well-rounded view of the candidate. Based on reports from those interviews or from Board members with personal knowledge and experience with a candidate, and on all other available information and relevant considerations, the Board will select and nominate candidates who, in its view, are most suited for membership on the Board.

All selections by the Board of director nominees (including re-nominations of incumbent directors) who are not designated in accordance with the amended and restated stockholders agreement shall be approved by a majority of the independent directors (as defined by all applicable rules and regulations).

Committees of the Board of Directors

The Board of Directors has a Compensation Committee and an Audit Committee.

Our Compensation Committee consists of Thomas E. McInerney (chairman), Anthony J. de Nicola and Robert D. Reid. The Compensation Committee determines the compensation for our chief executive officer and other senior management. Our Compensation Committee, to the extent not otherwise approved by the full Board of Directors, also administers, determines the participants under and selects the recipients of awards under our 1999 Stock Option and Restricted Stock Purchase Plan (the “Stock Plan”). The Compensation Committee met three times during the fiscal year ended May 31, 2006.

Our Audit Committee consists of James P. Pellow (chairman), J. Stephen Vanderwoude and Raymond A. Ranelli. We have adopted a written charter for our Audit Committee, which describes the primary responsibilities of the Audit Committee. Our audit committee charter is attached to this Proxy Statement as Appendix A and is also available on the Investor Relations section of our website at www.centennialwireless.com. The functions of the Audit Committee and its activities during the past fiscal year are described under the heading “Audit Committee Report.” The Board of Directors has determined that each member of the Audit Committee is “independent” within the definition contained in the Nasdaq Marketplace Rules. In making this determination with respect to Mr. Pellow, the Board of Directors considered that Mr. Pellow is the executive vice president and chief operating officer of St. John’s University and that Mr. McInerney, our Chairman and a managing member or general partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and associated investment partnerships, is a member of the Board of Trustees of St. John’s University and has made significant charitable contributions to St. John’s University in his individual capacity over the last several years. The Board of Directors determined, after considering Mr. McInerney’s relationship with St. John’s University, including the size of his contributions relative to the size of St. John’s University’s revenues and the fact that the contributions were made by Mr. McInerney personally and not by the Company or by Welsh, Carson, Anderson & Stowe VIII, L.P. or its associated entities, that these relationships with St. John’s University would not interfere with Mr. Pellow’s exercise of independent judgment in carrying out his responsibilities as a director. Furthermore, the Board of Directors has determined that Mr. Pellow is an “audit committee financial expert” as defined in Section 407 of the Sarbanes-Oxley Act. The Audit Committee met twelve times during the fiscal year ended May 31, 2006.

Communications with Directors

Stockholders may send written communications to the Board, committees of the Board and individual directors (or groups of directors) by mailing those communications to Centennial Communications Corp., 3349 Route 138, Wall, New Jersey 07719, Attn.: General Counsel, who will forward such communications to the relevant addressee. We will generally not forward to the directors shareholder communications that merely request general information about us.

Code of Conduct

We have adopted a written code of conduct applicable to directors, officers and employees. Our code of conduct is available on the Investor Relations section of our website at www.centennialwireless.com. If we make any substantive changes to our code of conduct, or grant any waiver from a provision of the code of conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, we intend to disclose such events on our website.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. The SEC rules also require such reporting persons to furnish us with a copy of all Section 16(a) forms they file. As a matter of practice, the Company typically files the Section 16(a) forms on behalf of its executive officers and directors, other than the Welsh Carson and Blackstone directors. We believe that during the fiscal year ended May 31, 2006, all Section 16(a) filing requirements applicable to our reporting persons were met.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

The following table sets forth certain information for each of our last three fiscal years with respect to compensation awarded to, earned by or paid to our Chief Executive Officer and each of our other four most highly compensated executive officers (based on amounts reported as salary and bonus for fiscal 2006) (collectively, the “Named Executives”).

Summary Compensation Table

				Long Term
				Compensation
	Fiscal	Annual Compensation		Awards		All Other
Name and Principal Position	Year	Salary	Bonus(1)	Options/SARs(#)(2)		Compensation(3)

Michael J. Small	2006	$410,769	$424,141	250,000		$5,668,122	(4)
Chief Executive Officer	2005	383,333	740,576	75,000		16,476
	2004	362,916	633,659	617,500	(5)	12,790

Phillip H. Mayberry	2006	$278,423	$352,706	125,000		$2,092,332	(6)
President — US Wireless Operations	2005	284,167	413,986	75,000		12,247	(6)
	2004	272,917	317,367	195,000	(7)	12,451	(6)

Thomas J. Fitzpatrick	2006	$314,583	$212,071	175,000		$1,394,219	(8)(9)
Executive Vice President, Chief Financial	2005	299,167	395,288	75,000		36,050	(9)
Officer	2004	288,750	316,829	100,000		26,747	(9)

Carlos Blanco(10)	2006	$187,538	$91,749	350,000		$213,161	(11)
President — Caribbean Operations	2005	–0–	–0–	–0–		–0–
	2004	–0–	–0–	–0–		–0–

Tony L. Wolk	2006	$227,308	$97,553	100,000		$444,449	(12)
Senior Vice President, General Counsel	2005	213,750	163,115	40,000		9,836
and Secretary	2004	198,833	140,813	125,000	(13)	10,700

(1)	Bonuses represent amounts earned by each Named Executive during the referenced fiscal year, although paid in the following fiscal year.

(2)	On December 21, 2005, we issued $550 million in aggregate principal amount of senior unsecured notes due 2013. The net proceeds from the notes offering, together with a portion of our available cash, were used to pay a special cash dividend of $5.52 per share to our common stockholders (the “Dividend Recapitalization Transaction”). As a result of the special cash dividend, our common stock began trading ex-dividend on January 6, 2006. To compensate holders of our outstanding stock options for the loss in economic value of the options resulting from payment of the special cash dividend, we made (i) an adjustment, pursuant to our Stock Plan, to the exercise price and number of options (the “Adjustment”) held by holders of outstanding stock options under the Stock Plan and (ii) cash payments (the “Cash Payments”) to holders of vested stock options with an exercise price less than $13.22. The aggregate amount of the Cash Payments paid to holders of outstanding options was approximately $13 million. This amount represented the actual dividend that such holders would have received had they exercised all vested options on a cashless basis immediately before our common stock began trading ex-dividend on January 6, 2006 assuming a stock price of $13.22. The effect of the Adjustment and the Cash Payments, taken together, was to provide each holder of outstanding stock options with the same economic value immediately after the time our common stock began trading ex-dividend as such holder had immediately prior to such time. The Cash Payments were paid in January 2006.

Awards shown in the table and in the footnotes to the table reflect the number of shares underlying options and the exercise price of such options on the date of grant, and do not reflect any options issued or reduction in the exercise price as part of the Adjustment described above.

(3)	Amounts include profit sharing (fiscal 2005 and 2004) and matching contributions made by us on behalf of the Named Executive under our 401(k) Retirement Investment Plan. Amounts do not include the value of certain tax and financial services, comprehensive medical exams, excess disability coverage and use of a wireless telephone, including the amounts to cover the tax liabilities incurred in connection with these items. The value of these items to each of the Named Executives is estimated to be approximately $10,000 per Named Executive.

(4)	Amount includes a Cash Payment of $5,662,730 to compensate Mr. Small for the loss in economic value of his stock options resulting from payment of the special cash dividend. See Note 2. Amount also includes a matching contribution made by us on behalf of Mr. Small under our 401(k) Retirement Investment Plan in the amount of $5,392 for fiscal 2006.

(5)	In November 2002, the Company effected a stock option exchange program (the “Option Exchange Program”) and offered its employees who held stock options with an exercise price of $12.15 per share or more the opportunity to cancel those options in exchange for new options on a 1-for-2 basis (i.e. 1 new option for every 2 cancelled). The new options would be granted at least six months and one day after the date the surrendered options were cancelled and would have an exercise price equal to the average of the high and low price of the Company’s common stock on the new grant date. Pursuant to the Option Exchange Program, in December 2002, the Company accepted for cancellation 2,913,700 options and on June 23, 2003, the Company issued 1,304,150 options with an exercise price of $4.365, the average of the high and low sales price on the grant date, to the employees who participated in the Option Exchange Program. In connection with the Option Exchange Program, in December 2002 Mr. Small tendered for cancellation options to purchase 835,000 shares and in June 2003 was issued options to purchase 417,500 shares with an exercise price of $4.365. These options vested over a three-year period in equal installments commencing June 23, 2004.

(6)	Includes a Cash Payment of $2,084,551 in fiscal 2006 to compensate Mr. Mayberry for the loss in economic value of his stock options resulting from payment of the special cash dividend. See Note 2. Amount also includes a matching contribution made by us on behalf of Mr. Mayberry under our 401(k) Retirement Investment Plan in the amount of $7,781 for fiscal 2006. Does not include the cost of the use of a company automobile valued at approximately $3,000 per annum for each of fiscal 2006, 2005 and 2004.

(7)	In connection with the Company’s Option Exchange Program, in December 2002 Mr. Mayberry tendered for cancellation options to purchase 190,000 shares and in June 2003 was issued options to purchase 95,000 shares with an exercise price of $4.365. These options vested over a three-year period in equal installments commencing June 23, 2004.

(8)	Includes a Cash Payment of $1,362,656 to compensate Mr. Fitzpatrick for the loss in economic value of his stock options resulting from payment of the special cash dividend. See Note 2. Amount also includes a matching contribution made by us on behalf of Mr. Fitzpatrick under our 401(k) Retirement Investment Plan in the amount of $6,100 for fiscal 2006.

(9)	Includes reimbursement of housing and related expenses of $23,558 for fiscal 2006, $23,404 for fiscal 2005 and $23,084 for fiscal 2004.

(10)	Mr. Blanco began his employment with Centennial in September 2005.

(11)	Includes a $50,000 signing bonus paid to Mr. Blanco in September 2005, a $50,000 bonus paid to Mr. Blanco in January 2006 in connection with the Company’s review of strategic and financial alternatives and reimbursement of relocation, housing, auto and related expenses of $113,161.

(12)	Includes a Cash Payment of $434,237 to compensate Mr. Wolk for the loss in economic value of his stock options resulting from payment of the special cash dividend. See Note 2. Amount also includes a matching contribution made by us on behalf of Mr. Wolk under our 401(k) Retirement Investment Plan in the amount of $10,213 for fiscal 2006.

(13)	In connection with the Company’s Option Exchange Program, in December 2002 Mr. Wolk tendered for cancellation options to purchase 160,000 shares and in June 2003 was issued options to purchase 80,000 shares with an exercise price of $4.365. These options vested over a three-year period in equal installments commencing June 23, 2004.

Employment Agreements

1. Michael J. Small — Chief Executive Officer.  In January 1999, we entered into an employment agreement with Michael J. Small, our Chief Executive Officer. The Compensation Committee has determined that Mr. Small’s base salary for fiscal 2007 will be $425,000 and his target bonus for fiscal 2007 will be $500,000. The term of Mr. Small’s employment agreement expires on September 30, 2007 (as a result of an automatic renewal), but will automatically renew for subsequent one-year terms unless we or Mr. Small give notice of non-renewal at least 90 days before the expiration of any renewal term. Mr. Small’s agreement provides for certain severance benefits in the event of his termination of employment under specified circumstances. Pursuant to the agreement, if we terminate Mr. Small’s employment other than as a result of his failing to comply with the terms of the employment agreement, or if Mr. Small terminates his employment with us because we failed to comply with the agreement, he is entitled to continue to receive his base salary with respect to the one-year period following such termination, a pro rata portion of any bonus payable for the fiscal year in which such termination occurs, and certain other fringe benefits. Upon hire in January 1999, Mr. Small received incentive stock options and non-qualified stock options to purchase 1,215,000 shares of our common stock with an exercise price of $4.61 per share, vesting on July 31 of each year beginning with the fiscal year ended May 31, 1999 if we attain certain EBITDA targets. All of these stock options have vested. During the employment term and for a period of one year following the termination of his employment, except if he quits because we failed to comply with the agreement, Mr. Small is subject to certain non-competition and non-solicitation provisions contained in his employment agreement.

2. Thomas J. Fitzpatrick — Executive Vice President and Chief Financial Officer.  We entered into an employment agreement with Thomas J. Fitzpatrick in July 2002. Upon hire, Mr. Fitzpatrick was granted incentive stock options and non-qualified stock options to purchase 375,000 shares of our common stock with an exercise price of $2.89 per share and received a $100,000 signing bonus. The Compensation Committee has determined that Mr. Fitzpatrick’s base salary for fiscal 2007 will be $325,000 and his target bonus for fiscal 2007 will be $250,000. The term of his employment agreement expires on August 19, 2007 (as a result of automatic renewal) but will automatically renew for subsequent one-year terms unless we or Mr. Fitzpatrick give notice of non-renewal at least 90 days before the expiration of any renewal term. Mr. Fitzpatrick’s agreement provides for certain severance benefits in the event of his termination of employment under specified circumstances. Pursuant to the agreement, if we terminate Mr. Fitzpatrick’s employment other than for “Cause”, death or disability or he terminates the agreement for “Good Reason” (in each case as defined in his employment agreement), Mr. Fitzpatrick will be entitled to continue to receive his base salary with respect to the one-year period following such termination, a pro rata portion of any bonus payable for the fiscal year in which such termination occurs, and certain other fringe benefits. During the employment term and for a period of one year following the termination of his employment, Mr. Fitzpatrick is subject to certain non-competition and non-solicitation provisions contained in his employment agreement.

3. Tony L. Wolk — Senior Vice President, General Counsel and Secretary.  We entered into an employment agreement with Tony L. Wolk in September 1999 that was amended and restated on August 27, 2003. The Compensation Committee has determined that Mr. Wolk’s base salary for fiscal 2007 will be $245,000 and his target bonus for fiscal 2007 will be $125,000. The term of Mr. Wolk’s employment agreement expires on August 27, 2007 (as a result of automatic renewal), but will automatically renew for subsequent one-year terms unless Mr. Wolk or we give notice of non-renewal at least 90 days before the expiration of the initial or any renewal term. Mr. Wolk’s agreement provides for certain severance benefits in the event of his termination of employment under specified circumstances. Pursuant to the agreement, if we terminate Mr. Wolk’s employment other than for “Cause” (as defined in his employment agreement), death or disability, Mr. Wolk will be entitled to continue to receive his base salary with respect to the one-year period following such termination. During the employment term and for a period of one year following the termination of his employment, Mr. Wolk is subject to the non-competition and non-solicitation provisions contained in his employment contract.

Stock Options

The table below contains information concerning options granted to each of the Named Executives in the fiscal year ended May 31, 2006.

Option/SAR Grants in Last Fiscal Year

			Individual Grants
	Number of		Percent of Total
	Securities		Options/SARs	Exercise	Potential Realizable Value At Assumed
	Underlying		Granted to	or Base	Annual Rates of Stock Price
	Options/SARs		Employees In	Price	Appreciation For Option Term(2)
Name	Granted(#)(1)		Fiscal Year	($/Sh)(1)	Expiration Date	5%	10%

Michael J. Small	175,000	(3)	5.61%	$13.22	June 1, 2012	$1,454,948	$3,687,123
	75,000	(4)	2.41%	$5.82	May 25, 2013	$274,513	$695,669
Phillip H. Mayberry	75,000	(5)	2.41%	$13.22	June 1, 2012	$623,549	$1,580,196
	50,000	(4)	1.60%	$5.82	May 25, 2013	$183,008	$463,779
Thomas J. Fitzpatrick	125,000	(6)	4.01%	$13.22	June 1, 2012	$1,039,248	$2,633,659
	50,000	(4)	1.60%	$5.82	May 25, 2013	$183,008	$463,779
Carlos T. Blanco	200,000	(7)	6.41%	$14.865	Sept. 27, 2012	$1,870,333	$4,739,790
	100,000	(8)	3.21%	$7.095	Mar. 30, 2013	$446,515	$1,131,557
	50,000	(4)	1.60%	$5.82	May 25, 2013	$183,008	$463,779
Tony L. Wolk	50,000	(9)	1.60%	$13.22	June 1, 2012	$415,699	$1,053,464
	50,000	(4)	1.60%	$5.82	May 25, 2013	$183,008	$463,779

(1)	See Note 2 to Summary Compensation Table. Awards shown in the table reflect the number of shares underlying options and the exercise price of such options on the date of grant, and do not reflect any Adjustments to the options made in connection with the Dividend Recapitalization Transaction described in Note 2 to the Summary Compensation Table.

(2)	The information with respect to potential realizable value is presented in accordance with the requirements of the SEC and is not necessarily indicative of the actual value that such options will have to the Named Executives. To realize the potential values set forth in the 5% and 10% columns, the price per share of the common stock of the Company would have to be $21.53 and $34.29, respectively, for the grants expiring on June 1, 2012, $9.48 and $15.10, respectively, for the grants expiring on May 25, 2013, $24.22 and $38.57, respectively, for the grant expiring on September 27, 2012 and $11.57 and $18.42, respectively, for the grant expiring on March 30, 2013.

(3)	These options vest 33.3% per year on June 1, commencing June 1, 2006. After the Adjustment described in Note 2 to the Summary Compensation Table, this stock option grant now consists of 275,311 options with an exercise price of $8.40.

(4)	These options vest 33.3% per year on May 25, commencing May 25, 2007.

(5)	These options vest 33.3% per year on June 1, commencing June 1, 2006. After the Adjustment described in Note 2 to the Summary Compensation Table, this grant now consists of 117,990 options with an exercise price of $8.40.

(6)	These options vest 33.3% per year on June 1, commencing June 1, 2006. After the Adjustment described in Note 2 to the Summary Compensation Table, this grant consists of 196,652 options with an exercise price of $8.40.

(7)	These options vest 33.3% per year on September 27, commencing September 27, 2006. After the Adjustment described in Note 2 to the Summary Compensation Table, this grant now consists of 314,642 options with an exercise price of $9.45.

(8)	These options vest 33.3% per year on March 30, commencing March 30, 2007.

(9)	These options vest 33.3% per year on June 1, commencing June 1, 2006. After the Adjustment described in Note 2 to the Summary Compensation Table, this grant now consists of 78,659 options with an exercise price of $8.40.

The table below summarizes the exercise of stock options during fiscal 2006 by the Named Executives and provides information as to the unexercised stock options held by them at the end of the 2006 fiscal year on May 31, 2006.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2006
AND FISCAL YEAR-END 2006 OPTION/SAR VALUES

			Number of Shares
			Underlying		Value of Unexercised
			Unexercised		In-the-Money
	Shares		Options/SARs		Options/SARs
	Acquired	Value	at FY-End(#)(1)		at FY-End($)(1)(2)
Name	on Exercise	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael J. Small	–0–	–0–	1,990,414	455,191	$5,486,061	$449,862
Phillip H. Mayberry	–0–	–0–	764,798	246,650	$2,016,441	$263,724
Thomas J. Fitzpatrick	–0–	–0–	450,069	446,580	$1,318,066	$853,680
Carlos T. Blanco	–0–	–0–	–0–	464,642	$–0–	$1,000
Tony L. Wolk	–0–	–0–	243,978	158,814	$583,302	$125,654

(1)	Reflects Adjustments made in connection with the Dividend Recapitalization Transaction. See Note 2 to the Summary Compensation Table.

(2)	The closing price on May 31, 2006, the last trading day of our fiscal 2006, was $5.84 and was used in determining the value of unexercised options.

Director Compensation

Each non-employee director (other than the Welsh Carson directors and Robert Reid (a Blackstone director)) receives a $15,000 annual retainer, $1,500 for each Board meeting or committee meeting attended in person or telephonically, an annual award of an option to purchase 10,000 shares of our common stock and reimbursement of expenses incurred in connection with attending meetings. During fiscal 2006, the Welsh Carson directors and Robert Reid (a Blackstone director) received no compensation for serving as directors.

Compensation Committee Interlocks and Insider Participation

The current members of our Board’s Compensation Committee are Thomas E. McInerney, Anthony J. de Nicola and Robert D. Reid. Messrs. McInerney and de Nicola are managing members of affiliates of Welsh Carson, which beneficially owns approximately 53% of our outstanding common stock. Mr. Reid is a Principal of The Blackstone Group L.P., which beneficially owns approximately 24% of our common stock. Because of these affiliations, Messrs. McInerney, de Nicola and Reid may be deemed to have a material interest in the matters described under “Certain Relationships and Related Transactions.”

Compensation Committee Report on Executive Compensation

The Compensation Committee establishes, approves, and administers the executive compensation policies and practices of the Company and the compensation levels of executive officers and senior management. The Compensation Committee also, to the extent not otherwise approved by the full Board of Directors, administers the Company’s stock option plan.

Compensation Philosophy.  Centennial’s executive compensation consists of (1) base salary, (2) annual bonus based on achievement of operating results and personal objectives and (3) long-term equity incentives under our stock option and restricted stock purchase plan. The Compensation Committee is mindful of the Company’s vision to being the premier regional provider of telecommunications services, by tailoring the ultimate customer experience, in the markets we serve. To realize these objectives, the Company’s compensation levels must be such as to motivate and retain these individuals as well as to attract new talent, as necessary. The Compensation Committee believes it is important to provide our senior management with stock-based incentive compensation that increases in value in direct correlation with improvement in the performance of our common stock. This aligns management’s interests with those of our stockholders. The fundamental philosophy is to link the amount of compensation for an executive to his or her contribution to the Company’s success in achieving financial and other objectives. We generally grant stock options to officers and other key employees upon commencement of their employment with us and periodically thereafter. The option awards are generally granted at an exercise price equal to the average of the high and low price of our common stock on the grant date.

Special Cash Dividend.  On December 21, 2005, Centennial issued $550 million in aggregate principal amount of senior unsecured notes due 2013. The net proceeds from the notes offering, together with a portion of our available cash, were used to pay a special cash dividend of $5.52 per share to Centennial’s common stockholders. As a result of the special cash dividend, Centennial’s common stock began trading ex-dividend on January 6, 2006. To compensate holders of Centennial’s outstanding stock options for the loss in economic value of the options resulting from payment of the special cash dividend, the Compensation Committee approved (i) an adjustment, pursuant to our Stock Plan, to the exercise price and number of options (the “Adjustment”) held by holders of outstanding stock options under the Stock Plan and (ii) the making of cash payments (the “Cash Payments”) to holders of vested stock options with an exercise price less than $13.22. The aggregate amount of the Cash Payments paid to holders of outstanding options was approximately $13 million. This amount represented the actual dividend that such holders would have received had they exercised all vested options on a cashless basis immediately before our common stock began trading ex-dividend on January 6, 2006 assuming a stock price of $13.22. The effect of the Adjustment and the Cash Payments, taken together, was to provide each holder of outstanding stock options with the same economic value immediately after the time our common stock began trading ex-dividend as such holder had immediately prior to such time. The Cash Payments were paid in January 2006.

Compensation of Senior Management.  In determining the compensation level of our senior management other than Mr. Small, the Compensation Committee relies upon the recommendation of Mr. Small, Chief Executive Officer of the Company, as the person in the best position to judge the respective performances of said individuals. In this regard, the Compensation Committee takes into consideration Mr. Small’s evaluation of the potential contributions of these individuals toward (i) increasing revenues, (ii) increasing the number of subscribers, (iii) increasing cash flow, (iv) meeting budgetary objectives, (v) the development of the Company’s telecommunications systems businesses, (vi) the successful completion of certain acquisitions, dispositions and financings and (vii) the successful achievement of certain individualized goals and objectives. Bonus compensation for senior management is determined by reference to a formula that ties a target bonus objective to the achievement of certain pre-defined financial benchmarks. The financial benchmarks established by the Compensation Committee were revenue and adjusted operating income, but vary slightly with respect to certain officers that perform services directly for one of the Company’s individual business units. Under this formula, the Company’s officers’ actual bonus amounts could be greater or less than the target bonus based on the Company’s actual financial performance. In addition, an officers’ individual bonus award may be adjusted up or down by up to 15% based on the achievement of certain personal objectives. The maximum bonus for any officer is 250% of target.

Compensation of Chief Executive Officer.  Mr. Small’s compensation is based on similar factors as those outlined above. In fiscal 2006, Mr. Small received a base salary of $425,000 and was awarded a cash bonus of $424,141. The bonus was tied to the Company’s achievement of certain pre-defined financial objectives. On June 1, 2005, Mr. Small was granted non-qualified stock options to purchase 175,000 shares of our common stock at an exercise price of $13.22 and on May 25, 2006, Mr. Small was granted non-qualified stock options to purchase 75,000 shares of our common stock at an exercise price of $5.82. For fiscal 2007, Mr. Small will receive a base salary and target bonus of $425,000 and $500,000, respectively.

The Compensation Committee

Thomas E. McInerney
Anthony J. de Nicola
Robert D. Reid

Audit Committee Report

The Company’s Board of Directors adopted a written Audit Committee charter which sets forth the key responsibilities of the Audit Committee. The charter can be accessed on the investor relations section of the Company’s website at www.centennialwireless.com. All members of our Audit Committee qualify as “independent” directors under the current listing standards of the Nasdaq Stock Market.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The principal purpose of the Audit Committee is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent auditors, the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended May 31, 2006. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (Communication With Audit Committees), relating to auditors’ judgment about the quality of the Company’s accounting principles, judgments and estimates, as applied in its financial reporting.

The Audit Committee has received the written disclosures and letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the auditors’ independence from the Company and has discussed with the independent auditors its independence. In addition, the Audit Committee also discussed with Deloitte & Touche LLP the overall scope and plans for its audit. To this end, the Audit Committee met with the independent auditors, with and without management present, to discuss the results of its audit, the evaluations of Centennial’s internal controls, and the overall quality of Centennial’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended May 31, 2006, for filing with the SEC. The Audit Committee has also appointed, subject to stockholder ratification, Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2007.

Audit Committee

James P. Pellow
Raymond A. Ranelli
J. Stephen Vanderwoude

Auditor Independence

Deloitte & Touche LLP are our independent auditors. The Audit Committee of our Board of Directors has considered whether the provision of non-audit services is compatible with maintaining Deloitte & Touche’s independence.

Audit Fees

The following table shows the aggregate fees billed by Deloitte & Touche LLP, our independent auditors, for the fiscal years ended May 31, 2005 and 2006.

	2006	2005

Audit fees (1):	$3,119,547	$4,537,817
Audit-related fees (2):	90,000	186,727
Tax fees (3):	26,100	193,725
Other fees (4):	170,471	–0–

Total	$3,406,118	$4,918,269

(1)	Audit Fees consist primarily of fees for the audit of the Company’s consolidated annual financial statements, review of the Company’s quarterly consolidated financial statements, audit services in connection with statutory audits, audit of our internal controls and other services relating to capital markets transactions. Amounts shown for fiscal 2006 include $314,525 related to the fiscal 2005 audit. Such amount was not included in the fiscal 2005 figure because such amount was not known at the time of filing the 2005 Proxy Statement. Amounts shown for fiscal 2005 include $1,008,925 related to the fiscal 2004 audit. Such amount was not included in the fiscal 2004 figure because such amount was not known at the time of filing the 2004 Proxy Statement.

(2)	Audit-related fees consist of fees related to employee benefit plan audits and other miscellaneous services.

(3)	Tax fees primarily consist of tax consulting and compliance services.

(4)	Other fees primarily consist of work performed in connection with the Company’s review of strategic and financial alternatives.

Policy on Pre-Approval of Audit and Permitted Non-Audit Services of the Independent Auditors

The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. The purpose of this policy is to help ensure that the independent auditor maintains the highest level of independence from Centennial, in both appearance and fact. The Audit Committee will pre-approve all audit services and permissible non-audit services to be provided to us by our independent auditors. The Audit Committee will approve each year those non-audit engagements it deems appropriate and necessary, including the costs to us for such services up to certain dollar threshold amounts. Additional non-audit services, or provision of non-audit services in excess of the threshold amounts, will require separate pre-approval. The Audit Committee has delegated to each of its members the authority to grant certain pre-approvals between meetings in accordance with our policy. The relevant member of the Audit Committee will report its pre-approval decision to the Audit Committee at the next meeting.

Performance Graph

The following graph compares the total returns (assuming reinvestment of dividends) on our common stock, the Nasdaq Stock Market — US Index (which includes Centennial) and the Nasdaq Telecommunications Index (which includes Centennial). The graph assumes $100 invested in our common stock or in each of the indices on May 31, 2001, including the reinvestment of dividends, if any.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CENTENNIAL COMMUNICATIONS CORP.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

*	$100 INVESTED ON 5/31/01 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING MAY 31.

Beneficial Ownership by Management

The following table sets forth, as of August 1, 2006, certain information with respect to the beneficial ownership of shares of common stock by the Named Executives of the Company and all directors and executive officers as a group.

	Shares of Stock		Percent
Name	Beneficially Owned		of Class

Michael J. Small	2,154,342	(1)	2.0%
Phillip H. Mayberry	778,147	(2)	*
Thomas J. Fitzpatrick	620,097	(3)	*
Carlos T. Blanco	104,881	(4)	*
Tony L. Wolk	249,756	(5)	*
All directors and executive officers as a group (14 persons)	85,527,606	(6)	78.3%

*	Less than 1%.

(1)	Consists of 163,928 shares that Mr. Small owns directly and 1,990,414 shares that Mr. Small has the right to acquire pursuant to stock option grants.

(2)	Consists of 13,349 shares that Mr. Mayberry owns directly and 764,798 shares that Mr. Mayberry has the right to acquire pursuant to stock option grants.

(3)	Consists of 22,539 shares that Mr. Fitzpatrick owns directly and 597,558 shares that Mr. Fitzpatrick has the right to acquire pursuant to stock option grants.

(4)	Consists of 104,881 shares that Mr. Blanco has the right to acquire pursuant to stock option grants.

(5)	Consists of 5,778 shares that Mr. Wolk owns directly and 243,978 shares that Mr. Wolk has the right to acquire pursuant to stock option grants.

(6)	Consists of 81,558,715 shares owned directly by such persons and 3,968,891 shares that may be acquired by such persons pursuant to stock option grants.

Certain Relationships and Related Transactions

Stockholders Agreement

On January 7, 1999, each of the stockholders of CCW Acquisition Corp. who purchased shares of CCW Acquisition Corp. under the securities purchase agreement, dated December 29, 1998, and CCW Acquisition Corp. entered into a stockholders agreement. The stockholders agreement became our obligation when we merged with CCW Acquisition Corp. on January 7, 1999. The original stockholders agreement was superseded by a first amended and restated stockholders agreement dated as of January 20, 1999, in connection with the transfer by WCA Management Corporation of its equity interest in Centennial to another investment fund, and the first amended and restated stockholders agreement was amended on July 24, 2006. We refer to the first amended and restated stockholders agreement, as so amended, as the amended and restated stockholders agreement. The parties to the amended and restated stockholders agreement include Welsh Carson and its affiliates, The Blackstone Group and its affiliates, Michael J. Small (our Chief Executive Officer), each of whom are our stockholders, and us.

Under the amended and restated stockholders agreement, our principal stockholders have agreed to establish and maintain for the Company a Board of Directors in the manner described under “Election of Directors.” The amended and restated stockholders agreement calls for the creation of a Compensation Committee consisting of three directors, two of whom will be designated by the Welsh Carson investors and one of whom will be designated by The Blackstone Group investors. The amended and restated stockholders agreement provides for an audit committee consisting of at least three directors, all of whom will be directors who qualify under the rules of the Nasdaq Global Select Market applicable to audit committee members. The amended and restated stockholders agreement requires that each other committee of our Board of Directors consist of at least three members, at least two of whom are selected by the Welsh Carson investors and at least one of whom is selected by The Blackstone Group investors.

The amended and restated stockholders agreement places restrictions on the ability of Mr. Small to transfer shares of common stock owned in his name or on his behalf without the consent of the Welsh Carson investors. There are exceptions for transfers in registered public offerings or to his spouse or children or to family trusts. In addition, the amended and restated stockholders agreement allows the Welsh Carson investors to repurchase at fair market value any shares owned by him at the time of the termination of his employment.

The amended and restated stockholders agreement grants The Blackstone Group investors and Mr. Small the right to participate in any sale of common stock by any of the Welsh Carson investors. These co-sale provisions do not apply to transfers by Welsh Carson investors to affiliates, transfers by any of the Welsh Carson investors that are limited partnerships to their limited partners and transfers by Welsh Carson investors that are individuals to their spouses or children or to family trusts.

The amended and restated stockholders agreement grants the Welsh Carson investors the right to require The Blackstone Group investors and Mr. Small to sell their shares of common stock to a third party who offers to buy at least 80% of our capital stock. The sale of the Company must be for cash or marketable securities and must require that we pay the fees and expenses of the selling stockholders. This right will terminate if and when The Blackstone Group investors own more shares of common stock than the Welsh Carson investors.

We have granted preemptive rights to purchase shares of our common stock in proportion to the ownership of the stockholder in the situations described below to the Welsh Carson investors, The Blackstone Group investors, and Mr. Small. These preemptive rights apply to any sale by us of common stock or securities convertible into or exchangeable for common stock such as convertible debt, options or warrants. Issuances of employee stock options and registered public offerings are excluded from the preemptive rights provisions of the amended and restated stockholders agreement.

The amended and restated stockholders agreement grants to the Welsh Carson investors a right of first offer that applies to sales of common stock by The Blackstone Group investors. This means that if any of The Blackstone Group investors wishes to sell its shares, it must first allow the Welsh Carson investors to make an offer to purchase the shares. If an offer is made by any of the Welsh Carson investors, The Blackstone Group investors cannot sell the shares to a third party on material terms which are the same as, or less favorable in the aggregate to, the terms offered by the Welsh Carson investors for the shares. This right of first offer does not apply to sales by The Blackstone Group investors to their affiliates, sales pursuant to registered public offerings or sales in compliance with the Securities Act of 1933, as amended (the “Securities Act”), or distributions by any of The Blackstone Group investors which are limited partnerships to their limited partners.

We have agreed not to take any of the following actions without the approval of the Welsh Carson investors, The Blackstone Group investors, and if disproportionately affected thereby, the other investors, until the amended and restated stockholders agreement is terminated:

(1) amend, alter or repeal our certificate of incorporation or our by-laws in any manner that adversely affects the respective rights, preferences or voting power of the holders of our common stock, or the rights of the stockholders party to the amended and restated stockholders agreement, or

(2) enter into, or permit any of our subsidiaries to enter into, any transaction (other than with respect to normal employment arrangements, benefit programs and employee incentive option programs on reasonable terms, any transaction with a director (or an affiliate of such director) that is approved by a majority of the disinterested directors on our Board of Directors or a committee of our Board of Directors in accordance with Delaware law, customer transactions in the ordinary course of business, and the transactions contemplated by the amended and restated registration rights agreement described below) with:

•	any of our or our subsidiaries’ officers, directors or employees,

•	any person related by blood or marriage to any of our or our subsidiaries’ officers, directors or employees,

•	any entity in which any of our or our subsidiaries’ officers, directors or employees owns any beneficial interest, or

•	any stockholder of ours (or any affiliate of such stockholder) that owns, individually or collectively, at least 25% of our outstanding capital stock or any affiliate of any 25% stockholder.

Under the amended and restated stockholders agreement, each of the Welsh Carson investors, The Blackstone Group investors and Mr. Small has agreed not to, and agreed to cause its affiliates not to, directly or indirectly, alone or in concert with others, without the prior written consent of holders of a majority of the shares held by the Welsh Carson investors, take any of the following actions:

(1) effect, seek, offer, engage in, propose or participate in

•	any acquisition of beneficial ownership of our equity or debt securities (or equity or debt securities of our subsidiaries) other than (a) pursuant to the preemptive rights granted under the amended and restated stockholders agreement, (b) acquisitions from other stockholders who are parties to the amended and restated stockholders agreement or (c) any stock dividend, stock reclassification or other distribution or dividends to the holders of our common stock generally,

•	any extraordinary transaction such as a merger or tender offer involving our company or any material portion of our business or a purchase of all or any substantial part of our assets or any material portion of our business, or

•	any solicitation of proxies with respect to the Company or any of our affiliates or any action resulting in any stockholder party to the amended and restated stockholders agreement or any of its affiliates becoming a participant in any board of director election contest with respect to the Company or any of our subsidiaries,

(2) propose any matter for submission to a vote of stockholders of the Company,

(3) seek to remove or appoint directors of the Company outside of the provisions of the amended and restated stockholders agreement, or

(4) form, join or in any way participate in or assist in the formation of a group of two or more persons for the purposes of acquiring, holding, voting, or disposing of equity securities of the Company, other than any group consisting exclusively of stockholders who are parties to the amended and restated stockholders agreement and their affiliates.

Under the amended and restated stockholders agreement, we are required to pay WCA Management Corporation, an affiliate of Welsh, Carson, Anderson & Stowe VIII, L.P., an annual monitoring fee of $450,000 plus reasonable expenses and Blackstone Management Partners III, L.L.C. an annual monitoring fee of $300,000 plus reasonable expenses. We will not be required to pay these monitoring fees if either the Welsh Carson investors or The Blackstone Group investors sells 75% of the shares (adjusted for stock splits) owned by them on January 20, 1999.

All of the provisions of the amended and restated stockholders agreement that are described above, other than the provisions governing the election of our Board of Directors and the composition of its committees, will terminate upon the earlier to occur of (1) January 20, 2009, or (2) the completion of a registered public offering of common stock raising not less than $50 million for the Company and the transfer by either the Welsh Carson investors or The Blackstone Group investors of 50% or more of the shares of common stock (adjusted for stock splits) owned by them on January 20, 1999.

The provisions of the amended and restated stockholders agreement governing the election of our Board of Directors and the composition of its committees will terminate upon the earlier to occur of (1) January 20, 2009, or (2) the completion of a registered public offering of common stock raising not less than $50 million for our company and the transfer by both the Welsh Carson investors and The Blackstone Group investors of 50% or more of the shares of common stock (adjusted for stock splits) owned by them on January 20, 1999.

Registration Rights Agreement

On January 7, 1999 each of the stockholders of CCW Acquisition Corp. who purchased shares of CCW Acquisition Corp. under the securities purchase agreement and CCW Acquisition Corp. entered into a registration rights agreement. The registration rights agreement became the Company’s obligation when we merged with CCW Acquisition Corp. on January 7, 1999. The original registration rights agreement was superseded by a first amended and restated registration rights agreement on January 20, 1999 in connection with the transfer by WCA Management Corporation of its equity interest in the Company to another investment fund, and the first amended and restated registration rights agreement was superseded by a second amended and restated registration rights agreement on July 24, 2006. We refer to the second amended and restated registration rights agreement as the amended and restated registration rights agreement. The parties to the amended and restated registration rights agreement include Welsh, Carson, Anderson & Stowe VIII, L.P. and its affiliates, The Blackstone Group and its affiliates and Michael J. Small, each of whom are our stockholders, and us.

The amended and restated registration rights agreement grants the Welsh Carson investors and The Blackstone Group investors the right to require the Company to register their shares of common stock under the Securities Act. The amended and restated registration rights agreement also grants each of the Welsh Carson investors, each of the Blackstone investors and Mr. Small the right to include, at their request, shares of common stock owned by them in registrations under the Securities Act by the Company.

Welsh Carson Bond Holdings and Indemnity Agreement

During the fiscal years ended May 31, 2003 and 2002, an affiliate of Welsh Carson purchased in open market transactions approximately $189.0 million principal amount of our 10 3/4% Senior Subordinated Notes due 2008 (the “2008 Notes”). On September 24, 2002, we entered into an indemnification agreement with the Welsh Carson affiliate pursuant to which the Welsh Carson affiliate agreed to indemnify us in respect of taxes which may become payable by us as a result of these purchases. In connection with these transactions, we recorded a $15.9 million income tax payable included in accrued expenses and other current liabilities, and a corresponding amount due from the Welsh Carson affiliate that is included in prepaid expenses and other current assets. This amount was reduced by $3.5 million as a result of the expiration of the statute of limitations for the fiscal year ended May 31, 2002.

We have redeemed $225.0 million in aggregate principal amount of the 2008 Notes, which included approximately $114.5 million principal amount of 2008 Notes held by the Welsh Carson affiliate. As of May 31, 2006, affiliates of Welsh Carson held approximately $74.5 million principal amount of our 2008 Notes, representing approximately 51% of the outstanding principal amount.

Proposal 2

AMENDMENT TO THE CENTENNIAL COMMUNICATIONS
1999 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

General

In January 1999 we established the Stock Plan. The Stock Plan was approved by our stockholders in October 1999. In 2001, our Board of Directors proposed, and our stockholders approved, an amendment to the Stock Plan to increase the maximum number of shares issuable under the plan to 12,000,000 shares (not including any adjustment related to the Company’s special cash dividend paid on January 6, 2006). As of May 31, 2006, approximately 495,053 shares remain available for future grants.

The purpose of the Stock Plan is to promote the interests of the Company and its subsidiaries and the interests of our stockholders by providing an opportunity to selected employees and officers of the Company and its subsidiaries and to other persons providing services to the Company and its subsidiaries to purchase common stock of the Company. By encouraging such stock ownership, we seek to attract, retain and motivate such employees and other persons and to encourage such employees and other persons to devote their best efforts to the business and financial success of the Company. The Company and the Board of Directors believes the Stock Plan has been successful in helping us attract, retain and motivate employees.

To continue the Stock Plan, the Board of Directors proposes that the Stock Plan be amended to increase the maximum number of shares of common stock issuable under the plan by 3,000,000.

The following summary describes the principal features of the Stock Plan and is qualified in its entirety by reference to the specific provisions of the Stock Plan, a copy of which attached to this Proxy Statement as Appendix B.

The Board of Directors recommends that stockholders vote FOR the approval of the amendment to the Stock Plan.

Description of the Stock Plan

Shares and Options Subject to Plan.  The Stock Plan provides for the grant of options or awards to purchase an aggregate 12,000,000 shares of common stock (not including any adjustment related to the Company’s special cash dividend paid on January 6, 2006, and subject to further adjustment), either in the form of incentive stock options (“ISOs”) intended to meet the requirements of Section 422 of the Internal Revenue Code or non-qualified stock options or restricted stock purchase awards. The Stock Plan includes provisions for adjustment of the number of shares of common stock available for grant or award thereunder and in the number of shares of common stock underlying outstanding options in the event of any stock splits, stock dividends or other relevant changes in the capitalization of the Company.

Eligibility.  Under the Stock Plan, employees, including officers, are eligible to receive grants of either ISOs structured to qualify under Section 422 of the Code, or non-qualified stock options and restricted stock purchase awards, both of which are not intended to meet the requirements of Code Section 422. Consultants and non-employee directors are eligible to be granted only nonqualified options and awards.

Administration.  Administration of the Stock Plan has been delegated to the compensation committee of the Board of Directors, consisting entirely of “Non-Employee Directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and “outside directors” within the meaning of Treasury regulation Section 1.162-27(e)(3) of the Code. The Compensation Committee, within the parameters of the Stock Plan, has authority to determine to whom options or awards are granted, the number of options or awards granted, and the terms of such options and awards. All questions of interpretation or application of the Stock Plan are determined by the Compensation Committee, whose decisions are final and binding upon all participants.

Terms of Options and Awards.  Each option or award granted will be evidenced by a stock option or restricted stock purchase agreement. The Compensation Committee will fix the term and vesting provisions of all options granted pursuant to the Stock Plan, provided, however, that the term of any option granted may not exceed ten years from the date on which the option is granted.

The exercise price of ISOs may not be less than 100% of the fair market value of the shares of common stock, as determined by the Board of Directors or the Compensation Committee, as the case may be, on the date the option is granted. The exercise price of non-qualified stock options may be equal to, less than or more than the fair market value of the shares of common stock on the date the option is granted. In addition, the aggregate fair market value (determined as of the date an ISO is granted) of the shares of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. In addition, no ISO shall be granted to an optionee who owns more than 10% of the total combined voting power of all classes of stock of the Company.

Restricted stock purchase awards granted under the Stock Plan will be in such amounts and at such times as determined by the Compensation Committee. The purchase price, as well as the vesting provisions, of such awards shall be determined by the Compensation Committee and the purchase price may be equal to, less than or more than the fair market value of the shares of common stock to be awarded.

Term of the Stock Plan.  The Stock Plan is effective as of January 7, 1999 and will continue in effect until January 7, 2009 unless terminated prior to such date by the Board of Directors.

Certain Federal Income Tax Consequences

The tax consequences of ISO’s, non-qualified stock options and restricted stock purchase awards are quite complex. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

ISOs granted pursuant to the Stock Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. If an optionee does not dispose of the shares acquired pursuant to exercise of an ISO within one year after the transfer of such shares to the optionee and within two years from grant of the option (the “ISO holding period requirements”), such optionee will recognize no taxable income as a result of the grant or exercise of such option. (However, for alternative minimum tax purposes the optionee will recognize as an item of tax preference the difference between the fair market value of the shares received upon exercise and the exercise price.) Any gain or loss that is subsequently recognized upon a sale or exchange of the shares may be treated by the optionee as long-term capital gain or loss, as the case may be. The Company will not be entitled to a deduction for federal income tax purposes with respect to the issuance of an ISO, the transfer of shares upon exercise of the option or the ultimate disposition of such shares (provided the ISO holding period requirements are satisfied).

If shares received upon exercise of an ISO are disposed of prior to satisfaction of the ISO holding period requirements, the optionee generally will recognize taxable ordinary income, in the year in which such disqualifying disposition occurs, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, and (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the Company satisfies certain federal income tax information reporting requirements. In addition, the excess, if any, of the amount realized by the optionee on such disqualifying disposition over the fair market value of the shares on the date of exercise of the ISO will be treated as capital gain, long-term or short-term, depending on whether, after exercise of the option, the shares were held for more than one year (the applicable long-term capital gain holding period) prior to such disposition.

Non-qualified stock options may be granted under the Stock Plan. An optionee generally will not recognize any taxable income upon grant of a non-qualified stock option. The optionee will recognize taxable ordinary income, at the time of exercise of such option, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Such amount will ordinarily be deductible by the Company in the same year, provided that the Company satisfies certain federal income tax information reporting requirements. Any gain or loss that is subsequently recognized by the optionee upon a sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on whether, after the exercise of the option, the shares were held for more than one year prior to such sale or exchange.

Restricted stock purchase awards may also be granted pursuant to the Stock Plan. A recipient of a restricted stock purchase award generally will not recognize taxable income upon the purchase of shares of restricted stock, unless he or she makes a timely election under Section 83(b) of the Code. Such a recipient, however, would recognize taxable ordinary income (and the holding period for such shares would commence) at the time that such shares become vested, in an amount equal to the excess of the fair market value of the shares at that time over the purchase price paid for such shares. If, on the other hand, the recipient makes a timely election under Section 83(b), he or she would recognize taxable ordinary income (and the holding period for such shares would commence) at the time of purchase, in an amount equal to the excess of the fair market value of the shares at that time (determined without regard to any transfer restrictions imposed on the shares, vesting provisions or any restrictions imposed by the securities laws) over the purchase price paid for such shares. In either case, the Company should be entitled to a deduction in an amount equal to the ordinary income recognized by the recipient in the same year that the recipient recognized such income, provided that the Company satisfies certain federal income tax information reporting requirements. Any gain or loss that is subsequently recognized by the recipient upon a sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on whether the shares were held for more than one year prior to such sale or exchange.

The American Jobs Creation Act of 2004 (the “Jobs Act”) which became law in October 2004, imposes a 20% penalty tax on compensation that is deferred after 2004 under a deferred compensation plan unless the plan under which the compensation is deferred meets certain requirements. The penalty also includes interest on any underpayment, generally from the year the compensation was first deferred. Under the Jobs Act and initial, temporary guidance from the Internal Revenue Service, “deferred compensation” includes certain forms of equity based compensation awards, including stock options granted at exercise prices below the market price of the underlying common stock at the date of grant; certain stock appreciation rights; stock units; and other similar grants. “Deferred compensation” does not include options with an exercise price at or above the grant date market price or grants of restricted stock. The Department of the Treasury and Internal Revenue Service are expected to issue additional guidance on the application of the Jobs Act to equity compensation, which may expand, extend or limit the types of equity based compensation awards subject to the penalties under the Jobs Act. Although the initial guidance indicates that any expansion of the coverage of the Jobs Act would be applied on a prospective basis only, there can be no assurance that any such guidance or other tax legislation may not have an effect on Benefits granted prior to the date of such guidance or legislation.

Equity Compensation Plan Information

The following table provides information as of May 31, 2006 about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plan, the Centennial Communications Corp. and its Subsidiaries 1999 Stock Option and Restricted Stock Purchase Plan:

Number of Securities
Remaining Available for
	Number of Securities	Weighted-Average	Future Issuance Under
	to be Issued Upon	Exercise Price of	Equity Compensation
	Exercise of Outstanding	Outstanding	Plans (Excluding
	Options, Warrants and	Options, Warrants	Securities Reflected in
Plan Category	Rights	and Rights	Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by stockholders(1)	10,862,877	$4.97	495,087
Equity compensation plans not approved by stockholders	—	—	—

Total	10,862,877	$4.97	495,087

(1)	Our existing equity compensation plan has been approved by our stockholders.

Proposal 3

RATIFICATION OF INDEPENDENT AUDITORS

Our Audit Committee has selected the firm of Deloitte & Touche LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for the fiscal year ending May 31, 2007. In accordance with our policy of seeking annual stockholder ratification of the selection of auditors, we request that such selection be ratified by stockholders. We have been advised by Deloitte & Touche LLP that neither that firm nor any of its partners has any other relationship, direct or indirect, with the Company or its subsidiaries that would effect independence. We expect representatives of Deloitte & Touche LLP to be present at the Annual Meeting, and such representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that stockholders vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending May 31, 2007.

STOCKHOLDER PROPOSALS

If a stockholder wishes to submit a proposal for inclusion in the proxy statement and form of proxy for the 2007 Annual Meeting of Stockholders, such proposal must be received by the Company at its principal executive offices not later than April 30, 2007.

In accordance with Rule 14a-4(c)(1) of the Exchange Act, management proxy holders intend to use their discretionary voting authority with respect to any stockholder proposal raised at the Company’s Annual Meeting in 2007 as to which the proponent fails to notify the Company on or before July 14, 2007 (one year after 45 days prior to the date on which this Proxy Statement was first mailed to stockholders). Notifications must be addressed to the Company’s General Counsel at 3349 Route 138, Wall, New Jersey 07719.

OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any other business which others intend to bring before the Annual Meeting. However, if any other matter should properly come before the Annual Meeting or any adjournment of the Annual Meeting, the persons named in the accompanying proxy intend to vote on such matters as they, in their discretion, may determine.

By Order of Board of Directors

Tony L. Wolk
Senior Vice President, General Counsel and Secretary

Dated: August 25, 2006

Please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, or vote by telephone or via the Internet. On written request of any stockholder, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2006, including the financial statements and the schedules thereto, required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act may be obtained without charge from Tony L. Wolk, General Counsel, Centennial Communications Corp., 3349 Route 138, Wall, New Jersey 07719.

EXHIBIT A

CENTENNIAL COMMUNICATIONS CORP.
AUDIT COMMITTEE CHARTER

I.	PURPOSE

The Audit Committee is established by the Board of Directors of Centennial Communications Corp. (the “Company”) for the primary purpose of assisting the Board of Directors in its oversight role relating to:

•	the quality and integrity of the Company’s financial statements,

•	the Company’s compliance with legal and regulatory requirements relating to financial reporting and disclosure,

•	the hiring of the independent auditor, including the independent auditor’s performance, qualifications and independence,

•	the performance of the Company’s internal audit function, and

•	the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, financial compliance, and ethics that management and the Board have established.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing function, and the Board of Directors. All references in this Charter to the internal auditing function shall include any external group acting in such capacity.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as the Audit Committee deems appropriate to perform its duties and responsibilities. The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor or any other accounting firm performing other audit, review or attest services and to any advisers that the Audit Committee chooses to engage.

The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities. Such report may take the form of an oral report by the Chairman or any member of the Audit Committee.

II.	COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be “independent” directors (as defined by all applicable rules and regulations), and who shall be free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices sufficient to satisfy all applicable rules and regulations. The Board shall use its reasonable best efforts to ensure that at least one member of the Committee shall be a “financial expert” in compliance with the criteria established by the SEC and other relevant regulations.

The members of the Committee shall be appointed by the Board. Each member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Audit Committee may be removed, with or without cause, by a majority vote of the Board of Directors. Unless a

Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet periodically with management, the director of the internal auditing function and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent auditors and management, and, to the extent the Committee determines appropriate, outside counsel, to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Any member of the Audit Committee may call a meeting of the Audit Committee and meetings may be held in-person or telephonically at such times and locations as the Audit Committee may determine. A majority of the total number of members shall constitute a quorum of the Committee. A majority of the members of the Committee shall be empowered to act on behalf of the Committee, except as provided otherwise in this Charter. Minutes shall be kept of each meeting of the Committee.

III.	RESPONSIBILITIES AND DUTIES

The following functions shall serve only as a guide with the understanding that the Audit Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions.

The Audit Committee and its advisors shall be given full access to the Company’s internal audit group, Board of Directors, corporate executives, outside counsel and independent accountants as necessary to carry out these responsibilities. Notwithstanding the foregoing, the Audit Committee is not responsible for certifying the Company’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management. The Company’s independent auditors are responsible for auditing the financial statements.

To fulfill its responsibilities and duties, the Audit Committee shall, to the extent determined appropriate and necessary:

Documents/Reports/Accounting Information Review

1. Review this Charter at least annually and recommend to the Board of Directors any necessary amendments as conditions dictate.

2. Review and discuss with management prior to filing with the SEC the Company’s annual financial statements and quarterly financial statements. Review other relevant reports or financial information submitted by the Company to the SEC or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).

3. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K.

4. Review earnings press releases with management, including review of “non-GAAP financial measures” (as defined in the rules of the SEC). Discuss with management, as necessary, financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

5. Review the material internal reports (or summaries thereof) to management prepared by the internal auditing department and management’s responses, if any.

Independent Auditors

6. Appoint (subject to shareholder ratification, if applicable), compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise. Consider whether the auditor’s performance of permissible nonaudit services is compatible with the auditor’s independence.

7. Review the independent auditor’s attestation and report on management’s internal controls report; and hold timely discussions with the independent auditors regarding the following:

•	all critical accounting policies and practices;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	the effect of off-balance sheet arrangements on the financial statements;

•	other material written communications between the independent auditor and management including, the management letter and schedule of unadjusted differences; and

•	an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

8. At least annually, obtain and review a report by the independent auditor describing:

•	the independent auditor’s internal quality control procedures;

•	any material issues relating to the Company raised by the most recent internal quality-control review, PCAOB inspection reports, or by any inquiry or investigation by governmental or professional authorities, within the past year, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	all relationships between the independent auditor and the Company in an effort to assess the auditor’s independence.

9. Review and approve in advance the terms of and compensations for both audit and nonaudit services (other than “Prohibited Non-Audit Services”) to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such preapproval reported to the audit committee at a subsequent meeting. Approval of nonaudit services shall be disclosed in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934. Prohibited Non-Audit Services shall be as set forth in the rules promulgated by the SEC, including: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

10. Review the Company’s hiring policies for employees or former employees of the independent auditor. At a minimum, these policies must provide that any registered public accounting firm may not provide audit services to the Company if the CEO, controller, CFO, chief accounting officer or any person serving in an equivalent capacity for the Company was employed by the registered public accounting firm and participated in the audit of the Company within one year of the initiation of the current audit.

11. Confirm with any independent auditor retained to provide audit services for any fiscal year that (a) both the lead audit partner (having primary responsibility for the audit), and the audit partner responsible for reviewing the audit, have complied with the requirement that they rotate after five years and are subject to a five-year “time-out” period after rotation and (b) audit partners other than the lead and concurring partner have complied with a seven-year rotation requirement and a two-year time-out period, or any other applicable rules.

12. To the extent deemed necessary, discuss with the independent auditor’s national office any issues brought to it by the Company’s audit team.

13. Discuss any other items that the relevant accounting standards may require.

Financial Reporting Processes and Accounting Policies

14. In consultation with the independent auditors and the internal auditors (as deemed necessary), review the integrity of the Company’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).

15. Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

16. Review analyses prepared by management (and the independent auditor as noted in item 7 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

17. Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

18. Review and approve all related party transactions, to the extent required by applicable rules and regulations.

19. Establish and maintain procedures for (i) the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Internal Audit

20. Review the structure, responsibilities, plans, budget, staffing, performance and development of the Company’s internal audit function.

21. Review and advise on the appointment, promotion or dismissal of the chief internal audit executive.

22. Review with the chief internal audit executive any significant difficulties, disagreements with management, or scope restrictions encountered in the course of performing the function’s work.

Ethical Compliance, Legal Compliance, and Risk Management

23. Review periodically the Company’s Code of Conduct and compliance training program.

24. Review, with the Company’s General Counsel, applicable laws and regulations and legal compliance matters including corporate securities trading policies that could have a significant impact on the Company’s financial statements.

25. Meet with management to discuss the Company’s major financial risk exposures and steps management has taken to monitor and control them.

Other Responsibilities

26. Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

27. Prepare the Audit Committee Report that the SEC requires be included in the Company’s annual proxy statement.

28. Annually, perform a self-assessment relative to the Audit Committee’s purpose, duties and responsibilities outlined herein.

29. Perform any other activities consistent with this Charter, the Company’s certificate of incorporation and by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

EXHIBIT B

CENTENNIAL COMMUNICATIONS CORP. AND ITS SUBSIDIARIES
1999 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

Section 1.  Purpose.  The purpose of the Centennial Communications Corp. and its Subsidiaries 1999 Stock Option and Restricted Stock Purchase Plan (the “Plan”) is to promote the interests of Centennial Communications Corp., a Delaware corporation (the “Company”), and any Subsidiary thereof and the interests of the Company’s stockholders by providing an opportunity to selected employees and officers of the Company or any Subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and other persons and to encourage such employees and other persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of “non-qualified stock options” and/or “incentive stock options” to acquire the Common Stock of the Company and/or by the granting of rights to purchase the Common Stock of the Company on a “restricted stock” basis. Under the Plan, the Committee (as hereinafter defined) shall have the authority (in its sole discretion) to grant “incentive stock options” within the meaning of Section 422(b) of the Code, “non-qualified stock options” as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto, or “restricted stock” awards.

No grant of “incentive stock options” shall be made under this Plan unless such Plan is approved by the stockholders of the Company within 12 months of the date of the adoption of such Plan.

Section 2.  Definitions.  For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context:

2.1 “Award” shall mean an award of the right to purchase Common Stock granted under the provisions of Section 7 of the Plan.

2.2. “Board of Directors” shall mean the Board of Directors of the Company.

2.3. “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4. “Committee” shall mean the committee of the Board of Directors referred to in Section 5 hereof; provided, that if no such committee is appointed by the Board of Directors, the Board of Directors shall have all of the authority and obligations of the Committee under the Plan.

2.5. “Common Stock” shall mean the Class A Common Stock, $.01 par value, of the Company.

2.6. “Employee” shall mean (i) with respect to an ISO, any person, including, without limitation, an officer of the Company, who, at the time an ISO is granted to such person hereunder, is employed by the Company or any Parent or Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option and/or an Award, any person employed by, or performing services for, the Company or any Parent or Subsidiary of the Company, including, without limitation, officers.

2.7. “ISO” shall mean an Option granted to a Participant pursuant to the Plan that constitutes and shall be treated as an “incentive stock option” as defined in Section 422(b) of the Code.

2.8. “Non-Qualified Option” shall mean an Option granted to a Participant pursuant to the Plan that is intended to be, and qualifies as, a “non-qualified stock option” as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute or be treated as an ISO.

2.9. “Option” shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to the Plan.

2.10. “Participant” shall mean any Employee to whom an Award and/or an Option is granted under the Plan.

2.11. “Parent” of the Company shall have the meaning set forth in Section 424(e) of the Code.

2.12. “Subsidiary” of the Company shall have the meaning set forth in Section 424(f) of the Code.

Section 3.  Eligibility.  Awards and/or Options may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Awards and/or Options are to be granted hereunder, and to determine whether a person is to be granted a Non-Qualified Option, an ISO or an Award or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

Section 4.  Common Stock Subject to the Plan.

4.1.  Number of Shares.  The total number of shares of Common Stock for which Options and/or Awards may be granted under the Plan shall not exceed in the aggregate twelve million (12,000,000) shares of Common Stock (subject to adjustment as provided in Section 8 hereof).

4.2.  Reissuance.  The shares of Common Stock that may be subject to Options and/or Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option and/or Award granted under the Plan. If any shares of Common Stock issued or sold pursuant to an Award or the exercise of an Option shall have been repurchased by the Company, then such shares may again be subject to an Option and/or Award granted under the Plan.

4.3.  Special ISO Limitations.

(a) The aggregate fair market value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000.

(b) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless (i) the option price is at least 110% of the fair market value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and (ii) the ISO by its terms is not exercisable more than five years from the date it is granted.

4.4.  Limitations Not Applicable to Non-Qualified Options or Awards.

Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option or Award granted under the Plan.

Section 5.  Administration of the Plan.

5.1.  Administration.  Subject to the proviso in Section 2.4 hereof, the Plan shall be administered by a committee of the Board of Directors (the “Committee”) established by the Board of Directors and consisting of no less than two persons. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an

“outside director” within the meaning of Treasury regulation Section 1.162-27(e)(3). The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

5.2.  Grant of Options/Awards.

(a) Options.  The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder; (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be subject to each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the amount (not less than the par value per share) and the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to exercise an Option); (vi) to impose Restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company’s right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company’s meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised, provided, however, that any ISOs shall be deemed “accelerated” within the meaning of Section 424(h) of the Code; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan.

(b) Awards.  The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Awards hereunder; (ii) to determine the amount to be paid by a Participant to acquire shares of Common Stock pursuant to an Award, which amount may be equal to, more than, or less than 100% of the fair market value of such shares on the date the Award is granted (but in no event less than the par value of such shares); (iii) to determine the time or times and the conditions subject to which Awards may be made; (iv) to determine the time or times and the conditions subject to which the shares of Common Stock subject to an Award are to become vested and no longer subject to repurchase by the Company; (v) to establish transfer restrictions and the terms and conditions on which any such transfer restrictions with respect to shares of Common Stock acquired pursuant to an Award shall lapse; (vi) to establish vesting provisions with respect to any shares of Common Stock subject to an Award, including, without limitation, vesting provisions which may be contingent upon (A) the Company’s meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (vii) to determine the circumstances under which shares of Common Stock acquired pursuant to an Award may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which any shares of Common Stock acquired pursuant to an Award may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of common Stock acquired pursuant to an Award may be subject to the Company’s right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to determine the form of consideration that may be used to purchase shares of Common Stock pursuant to an Award (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to purchase the Common Stock subject to an Award); (x) to accelerate the time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of the Plan.

5.3.  Interpretation.  The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

5.4.  Finality.  The interpretation and construction by the Committee of any provision of the Plan, any Option and/or Award granted hereunder or any agreement evidencing any such Option and/or Award shall be final and conclusive upon all parties.

5.5.  Expenses, Etc.  All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option and/or Award granted hereunder.

Section 6.  Terms and Conditions of Options.

6.1.  ISOs.  The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an “incentive stock option” as defined in Section 422(b) of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

The terms and conditions of each ISO shall include the following:

(a) The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the fair market value of the shares of Common Stock subject to the ISO on the date the ISO is granted. For purposes of the Plan, the fair market value per share of Common Stock as of any day shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of the shares of Common Stock subject to an Option on the date the ISO is granted shall be the fair market value thereof determined in good faith by the Board of Directors.

(b) ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant’s lifetime, an ISO shall be exercisable only by the Participant.

(c) The Committee shall fix the term of all ISOs granted pursuant to the Plan (including, without limitation, the date on which such ISO shall expire and terminate); provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted).

Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

(d) To the extent that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any “disqualifying disposition” of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors, in its sole discretion.

(e) The terms and conditions of each ISO may include the following provisions:

(i) In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

(ii) In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (i) above or (y) by reason of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

(iii) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

(iv) In the event a Participant shall die while in the employ of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his “disability” (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such “disability”), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant’s death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant’s estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

6.2.  Non-Qualified Options.  The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified Option agreement shall expressly so state) that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an “incentive stock option” as defined in Section 422(b) of the Code, but will be a “non-qualified stock option” for Federal, state and local income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

The terms and conditions of each Non-Qualified Option Agreement shall include the following:

(a) The option (exercise) price shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted as determined in good faith by the Committee.

(b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including, without limitation, the date on which such Non-Qualified Option shall expire and terminate). Such term may be more than ten years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions (including, without limitation, provisions governing the rights to exercise such Non-Qualified Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion; provided, however, that in no event shall any Non-Qualified Option granted to any director or officer of the company who is subject to Section 16 of the Exchange Act become exercisable, in whole or in part, prior to the date that is six months after the date such Non-Qualified Option is granted to such director or officer.

(c) Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant’s lifetime a Non-Qualified Option shall be exercisable only by the Participant, provided, however, that subject to the prior approval of the Board of Directors, any Participant may assign or transfer its Non-Qualified Options to the Participant’s immediate family or to a trust for the benefit of those individuals.

(d) The terms and conditions of each Non-Qualified Option may include the following provisions:

(i) In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

(ii) In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (i) above or (y) by reason of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

(iii) In the event a Participant shall cease to be an Employee of the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non Qualified Option held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

(iv) In the event a Participant shall die while an Employee of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his “disability” (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such “disability”), the unexercised portion of any Non-Qualified Option held by such Participant at the time of his death may only be exercised within one year after the date of such Participant’s death, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option at the time of his death. In such event, such Non-Qualified Option may be exercised by the executor or administrator of the Participant’s estate or by any person or persons who shall have acquired the Non-Qualified Option directly from the Participant by bequest or inheritance.

(e) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

7. Terms and Conditions of Awards.  The terms and conditions of each Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Participant and the Company, in such form as the Committee shall approve. The terms and provisions of any Award granted hereunder need not be identical to those of any other Award granted hereunder.

The terms and conditions of each Award may include the following:

(a) The amount to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Award on the date the Award is granted (but in no event less than the par value of such shares).

(b) Each Award shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions as the Committee, in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall have the right and option to repurchase shares of Common Stock acquired pursuant to an Award.

(c) Stock certificates representing Common Stock acquired pursuant to an Award shall bear a legend referring to any restrictions imposed on such Stock and such other matters as the Committee may determine.

(d) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award granted hereunder, in respect of any shares acquired pursuant to an Award, or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld, or if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

Section 8.  Adjustments.

(a) In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company’s Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another entity in each such case through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Committee in good faith shall, subject to the provisions of Section 8(c) below if the circumstances therein specified are applicable, appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share); provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs, (ii) the number of shares of Common Stock to be acquired pursuant to an Award which have not become vested, and (iii) the number of shares of Common Stock for which Options and/or Awards may be granted under the Plan, as set forth in Section 4.1 hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

(b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, subject to the provisions of Section 8(c) below if the circumstances therein specified are applicable, each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in the option agreement governing such Option and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.

(c) Notwithstanding Sections 8(a) and 8(b) hereof, in the event of (i) any offer to holders of the Company’s Common Stock generally relating to the acquisition of all or substantially all of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any proposed transaction generally relating to the acquisition of substantially all of the assets or business of the Company (herein sometimes referred to as an “Acquisition”), the Board of Directors may, in its sole discretion, cancel any outstanding Options (provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISO’s) and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board of Directors acting in good faith) equal to the product of (A) the number of shares of Common Stock (the “Option Shares”) that, as of the date of the consummation of such Acquisition, the holder of such Option had become entitled to purchase (and had not purchased) multiplied by (B) the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such Acquisition exceeds (2) the option price applicable to such Option Shares.

Section 9.  Effect of the Plan on Employment Relationship.  Neither the Plan nor any Option and/or Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant’s employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

Section 10.  Amendment of the Plan.  The Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding capital stock of the Company entitled to vote thereon or consent thereto, the Board of Directors may not amend the Plan (i) to increase (except for increases due to adjustments in accordance with Section 8 hereof) the aggregate number of shares of Common Stock for which Options and/or Awards may be granted hereunder, (ii) to decrease the minimum exercise price specified by the Plan in respect of ISOs or (iii) to change the class of Employees eligible to receive ISOs under the Plan.

Section 11.  Termination of the Plan.  The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option and/or Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option and/or Award theretofore granted under the Plan.

Section 12.  Effective Date of the Plan.  The Plan shall be effective as of January 7, 1999, the date on which the Plan was adopted by the Board of Directors, and shall be submitted to the holders of the outstanding capital stock of the Company for their approval.

ANNUAL MEETING OF STOCKHOLDERS OF
CENTENNIAL COMMUNICATIONS CORP.
September 28, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	Proposal to approve an amendment to the Company’s 1999 Stock Option and Restricted Stock Purchase Plan to increase the number of shares issuable thereunder by 3,000,000 shares.	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡	Anthony J. de Nicola
		¡	James R. Matthews
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡ ¡	Thomas E. McInerney James P. Pellow Raymond A. Ranelli Robert D. Reid		3.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending May 31, 2007.	☐	☐	☐
		¡	Scott N. Schneider
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	Michael J. Small J. Stephen Vanderwoude		4.	In their discretion, the named proxies are authorized to vote in accordance with their own judgment upon such other matters as may properly come before the Annual Meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, AND FOR PROPOSALS 2 AND 3 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 4.

The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement. The undersigned hereby revokes any proxy or proxies heretofore given.

					PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

						I consent to view all future Proxy Statements and Annual Reports online; please do not mail paper copies to me.			☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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CENTENNIAL COMMUNICATIONS CORP.
3349 ROUTE 138, BLDG A.
WALL, NJ 07719
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Thomas J. Fitzpatrick and Tony L. Wolk, and each of them, proxies of the undersigned, with full power of substitution, to vote all common stock of Centennial Communications Corp., a Delaware corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, September 28, 2006, or at any adjournment or adjournments thereof, with all the power the undersigned would possess if personally present, on the following matters:
(Continued and to be signed on the reverse side)
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ANNUAL MEETING OF STOCKHOLDERS OF
CENTENNIAL COMMUNICATIONS CORP.
September 28, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.   â
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	Proposal to approve an amendment to the Company’s 1999 Stock Option and Restricted Stock Purchase Plan to increase the number of shares issuable thereunder by 3,000,000 shares.	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡	Anthony J. de Nicola
		¡	James R. Matthews
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡ ¡	Thomas E. McInerney James P. Pellow Raymond A. Ranelli Robert D. Reid		3.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending May 31, 2007.	☐	☐	☐
		¡	Scott N. Schneider
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	Michael J. Small J. Stephen Vanderwoude		4.	In their discretion, the named proxies are authorized to vote in accordance with their own judgment upon such other matters as may properly come before the Annual Meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, AND FOR PROPOSALS 2 AND 3 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 4.

The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement. The undersigned hereby revokes any proxy or proxies heretofore given.

					PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPT USING THE ENCLOSED ENVELOPE.

						I consent to view all future Proxy Statements and Annual Reports online; please do not mail paper copies to me.			☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership, name by authorized person.

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